Exhibit 99.2

Third Quarter 2009

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K dated December 31, 2008 and in subsequent filings with the SEC; future conditions in the global capital markets, including changes in the availability of credit and liquidity; future local and national economic conditions, including changes in levels of employment, interest rates, the availability of mortgage and other financing and related factors; a downgrade in the credit rating of the Company’s securities; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to enter into new joint ventures and the availability of equity financing from traditional real estate investors to fund development activities; the Company’s ability to obtain construction loan financing to fund development activities; uncertainties associated with the Company’s condominium conversion and for-sale housing business, including the lack of demand for for-sale housing and the Company’s inability to sell for-sale products at attractive pricing levels; uncertainties associated with loss of personnel in connection with the Company’s reduction of corporate and property development and management overhead; conditions affecting ownership of residential real estate and general conditions in the multifamily residential real estate market; uncertainties associated with environmental and other regulatory matters; the impact of ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or injunctive relief requiring the Company to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; the costs of remediating damages to the Company’s communities that have stucco or exterior insulation finishing systems for potential water penetration and other related issues; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K dated December 31, 2008 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

POST PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues
Rental	$65,067	$67,744	$195,259	$200,108
Other property revenues	4,023	3,905	11,624	11,330
Other	298	261	801	735

Total revenues	69,388	71,910	207,684	212,173

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	33,908	34,136	99,264	103,727
Depreciation	18,787	14,980	54,388	45,290
General and administrative (1)	3,892	3,859	12,265	13,344
Investment and development (2)	1,096	1,509	2,886	4,173
Other investment costs (2)	697	463	1,996	962
Strategic review costs (3)	-	-	-	8,161
Impairment, severance and other costs (4) (11)	391	5,002	10,049	34,302

Total expenses	58,771	59,949	180,848	209,959

Operating income	10,617	11,961	26,836	2,214

Interest income	49	96	187	367
Interest expense	(12,978)	(12,340)	(39,397)	(34,375)
Amortization of deferred financing costs	(726)	(869)	(2,342)	(2,579)
Net gains on condominium sales activities (5)	1,069	476	1,041	2,227
Equity in income (loss) of unconsolidated real estate entities (6)(11)	(31)	260	(74,577)	1,081
Other income (expense), net (7)	(472)	535	637	427
Net gain on early extinguishment of indebtedness (8)	-	-	819	-

Income (loss) from continuing operations	(2,472)	119	(86,796)	(30,638)

Discontinued operations (9)
Income from discontinued property operations	237	3,824	4,872	9,860
Gains on sales of real estate assets	54,624	23,520	79,366	25,831

Income from discontinued operations	54,861	27,344	84,238	35,691

Net income (loss)	52,389	27,463	(2,558)	5,053
Noncontrolling interests - consolidated real estate entities (11)	(6)	(189)	8,220	(362)
Noncontrolling interests - Operating Partnership	(248)	(198)	-	8

Net income available to the Company	52,135	27,076	5,662	4,699
Dividends to preferred shareholders	(1,909)	(1,909)	(5,728)	(5,728)

Net income (loss) available to common shareholders	$50,226	$25,167	$(66)	$(1,029)

Per common share data - Basic (10)
Income (loss) from continuing operations (net of preferred dividends)	$(0.10)	$(0.04)	$(1.90)	$(0.83)
Income from discontinued operations	1.23	0.62	1.90	0.81

Net income (loss) available to common shareholders	$1.13	$0.57	$-	$(0.02)

Weighted average common shares outstanding - basic	44,220	44,047	44,151	43,976

Per common share data - Diluted (10)
Income (loss) from continuing operations (net of preferred dividends)	$(0.10)	$(0.04)	$(1.90)	$(0.83)
Income from discontinued operations	1.23	0.62	1.90	0.81

Net income (loss) available to common shareholders	$1.13	$0.57	-	$(0.02)

Weighted average common shares outstanding - diluted	44,220	44,047	44,151	43,976

POST PROPERTIES, INC.

NOTES TO CONSOLIDATED

STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(1)

For the nine months ended September 30, 2008, general and administrative costs included $353 of additional severance charges related to prior year severance arrangements. Beginning in the fourth quarter of 2008, the Company began allocating personnel and other costs, primarily related to accounting, information technology and human resources that support property management and investment operations, from general and administrative expenses to property management and investment and development expenses. Prior period results have been adjusted to reflect the current period presentation.

(2)

Investment and development expenses for the three and nine months ended September 30, 2009 and 2008 included investment group expenses, development personnel and associated costs not allocable to current development projects. Beginning in the fourth quarter of 2008, the Company reclassified its land carry costs (primarily property taxes and assessments) to a separate line, “Other investment costs.” Previously, these costs were included in the line captioned investment and development expenses. Prior period results have been adjusted to reflect the current period presentation of land carry costs and other support costs discussed in (1) above.

(3)

Strategic review costs for the nine months ended September 30, 2008 included financial, legal and other costs associated with the Company’s formal process to pursue a possible business combination or other sale transaction. In June 2008, the Company concluded the formal process without a business combination or other sale transaction.

(4)

Impairment, severance and other costs for the nine months ended September 30, 2009 consisted of non-cash impairment charges to write off certain condominium land held for future investment. The gross non-cash impairment charge totaling $9,658 includes the amount allocable to the noncontrolling joint venture interest in the consolidated entity holding the land. See (11) below for a reconciliation of the net impairment charge applicable to the Company. Impairment, severance and other costs for the three and nine months ended September 30, 2009 also included severance charges of $391 related to a reduction in headcount, primarily investment and development positions. Impairment, severance and other costs for the nine months ended September 30, 2008 consisted of non-cash charges totaling $28,947 associated with the write down of certain land held for investment and the write-off of predevelopment costs and pursuit costs as well as hurricane casualty losses of $2,764 related to damage sustained from Hurricane Ike. Impairment, severance and other costs for the three and nine months ended September 30, 2008 also included severance charges of $2,238 and $2,591, respectively.

(5)

For the three and nine months ended September 30, 2009 and 2008, income from continuing operations included net gains from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with condominium communities under development and in pre-sale totaling $44 and $160 for the three months ended and $266 and $566 for the nine months ended September 30, 2009 and 2008, respectively. A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three and nine months ended September 30, 2009 and 2008 was as follows:

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Condominium revenues	$6,566	$8,633	$14,788	$26,981
Condominium costs and expenses	(5,497)	(8,157)	(13,747)	(24,754)

Gains on sales of condominiums	$1,069	$476	$1,041	$2,227

(6)

For the nine months ended September 30, 2009, the Company recognized its share of a non-cash impairment charge recognized at an unconsolidated entity constructing condominium homes. The gross non-cash impairment charge, totaling $74,733, includes the write off of the Company’s costs in excess of its invested capital and includes the amount allocable to the noncontrolling joint venture interest in the consolidated entity holding the equity investment. See (11) below for a reconciliation of the net impairment charge applicable to the Company.

(7)

For the nine months ended September 30, 2009, other income (expense) included income of approximately $582 related to a reduction in estimated costs accrued associated with the hurricane damage sustained in 2008 as well as $874 related to the mark-to-market of an interest rate swap agreement that became ineffective under generally accepted accounting principles, offset by inspection expenses related to the Company’s exterior remediation project and the write-off of pursuit costs associated with an abandoned secured financing arrangement. For the three and nine months ended September 30, 2009 and 2008, other expenses also included estimated state franchise and other income taxes.

(8)

Net gain on early extinguishment of indebtedness for the nine months ended September 30, 2009 includes a net gain of $3,445 from the early extinguishment of debt related to the Company’s tender offer for its 2010 and 2011 senior unsecured bonds, offset by a net loss of $2,626 on the prepayment of the Company’s weekly-remarketed, variable rate taxable mortgage bonds and the associated interest rate swap agreement.

(9)

In accordance with ASC Topic 360, “Property, Plant and Equipment” (previously referred to as SFAS No. 144), the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three and nine months ended September 30, 2009, income from discontinued operations included the operating results of three apartment communities, containing 1,328 units, through their sale dates in 2009. For the three and nine months ended September 30, 2008, income from discontinued operations included the results of operations of the three apartment communities sold in 2009 and four apartment communities sold in 2008 through their sale dates.

The operating revenues and expenses of these communities for the three and nine months ended September 30, 2009 and 2008 were as follows:

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues
Rental	$492	$6,851	$7,955	$21,464
Other property revenues	56	392	510	1,223

Total revenues	548	7,243	8,465	22,687

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	257	2,513	2,816	7,805
Depreciation	-	-	-	1,962
Interest	54	906	777	3,060

Total expenses	311	3,419	3,593	12,827

Income from discontinued property operations	$237	$3,824	$4,872	$9,860

For the three and nine months ended September 30, 2009, the Company recognized net gains in discontinued operations of $54,624 and $79,366, respectively, from the sale of two apartment communities in the third quarter of 2009, containing 798 units, and the sale of one apartment community in the second quarter of 2009, containing 530 units. These sales generated aggregate net proceeds of approximately $101,540 and $148,553 for the three and nine months ended September 30, 2009, respectively. For the three and nine months ended September 30, 2008, the Company recognized net gains in discontinued operations of $23,520 and $25,831, respectively, from the sale of one apartment community in the third quarter of 2008, containing 250 units, and the sale of one apartment community in the first quarter of 2008, containing 143 units. These sales generated aggregate net proceeds of approximately $38,122 and $57,648 for the three and nine months ended September 30, 2008, respectively.

(10)

Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., also a wholly-owned subsidiary of the Company, owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of September 30, 2009, there were 48,628 units of the Operating Partnership outstanding, of which 48,448, or 99.6%, were owned by the Company.

(11)

A summary of non-cash impairment charges recognized for the nine months ended September 30, 2009 related to the Company’s investment in its 3630 Peachtree condominium project and adjacent land is as follows:

Condominium land held for future investment (see (4) above)	$9,658
Equity in loss of unconsolidated real estate entity (see (6) above)	74,733
Noncontrolling joint venture interest share of charges	(8,074)

$76,317

POST PROPERTIES, INC.

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

AVAILABLE TO COMMON SHAREHOLDERS AND UNITHOLDERS

(In thousands, except per share or unit data)

(Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net income (loss) available to common shareholders	$50,226	$25,167	$(66)	$(1,029)
Noncontrolling interests - Operating Partnership	248	198	-	(8)
Depreciation on consolidated real estate assets, net (1)	18,284	14,569	52,862	45,851
Depreciation on real estate assets held in unconsolidated entities	352	347	1,052	1,042
Gains on sales of apartment communities	(54,624)	(23,520)	(79,366)	(25,831)
Gains on sales of condominiums	(1,069)	(476)	(1,041)	(2,227)
Incremental gains (losses) on condominium sales (2)	440	(149)	(1,632)	(393)

Funds (deficit) from operations available to common shareholders and unitholders (A)	$13,857	$16,136	$(28,191)	$17,405

Funds (deficit) from operations available to common shareholders and unitholders (A)	$13,857	$16,136	$(28,191)	$17,405
Annually recurring capital expenditures (3)	(2,492)	(2,953)	(8,799)	(8,592)
Periodically recurring capital expenditures (3)	(489)	(1,783)	(5,498)	(5,114)
Non-cash impairment charges	-	-	76,317	28,947
Non-cash income related to mark-to-market of interest rate swap agreement	-	(663)	(874)	(663)
Non-cash straight-line adjustment for ground lease expenses	285	288	859	877
Net loss (gain) on early extinguishment of indebtedness	-	-	(819)	-
Strategic review costs	-	-	-	8,161

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$11,161	$11,025	$32,995	$41,021

Per Common Share Data - Basic
Funds (deficit) from operations per share or unit, as defined (A÷C)	$0.31	$0.36	$(0.63)	$0.39
Adjusted funds from operations per share or unit (4) (B÷C)	$0.25	$0.25	$0.74	$0.92
Dividends declared	$0.20	$0.45	$0.60	$1.35
Weighted average shares outstanding	44,446	44,127	44,366	44,068
Weighted average shares and units outstanding (C)	44,645	44,420	44,578	44,398

Per Common Share Data - Diluted
Funds (deficit) from operations per share or unit, as defined (A÷D)	$0.31	$0.36	$(0.63)	$0.39
Adjusted funds from operations per share or unit (4) (B÷D)	$0.25	$0.25	$0.74	$0.92
Dividends declared	$0.20	$0.45	$0.60	$1.35
Weighted average shares outstanding (5)	44,485	44,237	44,366	44,310
Weighted average shares and units outstanding (5) (D)	44,684	44,530	44,578	44,640

(1)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation in consolidated entities.
(2)

See the table entitled “Summary of Condominium Projects” and related footnotes on page 15, specifically footnote 5, for discussion of the Company’s policy for recognizing incremental gains on condominium sales in FFO.

(3)

For the three and nine months ended September 30, 2009, excludes approximately $8,978 and $22,506, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project. For the nine months ended September 30, 2009 and 2008, includes approximately $2,058 and $29, respectively, of periodically recurring capital expenditures associated with the Company’s communities under rehabilitation.

(4)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $48 and $191 for the three months and $174 and $613 for the nine months ended September 30, 2009 and 2008, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)

Diluted weighted average shares and units include the impact of dilutive securities totaling 39 and 110 for the three months ended and 0 and 242 for the nine months ended September 30, 2009 and 2008, respectively. These dilutive securities were antidilutive to the computation of income (loss) per share, as the Company reported a loss from continuing operations for these periods under generally accepted accounting principles. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 226 and 80 for the three months ended and 215 and 92 for the nine months ended September 30, 2009 and 2008, respectively, for the computation of funds (deficit) from operations per share. Such non-vested shares and units are considered in the income (loss) per share computations under generally accepted accounting principles using the “two-class method.”

POST PROPERTIES, INC.

SAME STORE RESULTS

(In thousands, except per share or unit data)

(Unaudited)

Same Store Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 41 communities containing 14,921 apartment units which were fully stabilized as of January 1, 2008, is summarized as follows:

	Three months ended September 30,			Nine months ended September 30,
	2009	2008	% Change	2009	2008	% Change

Rental and other revenues	$56,361	$59,958	(6.0)%	$171,346	$177,864	(3.7)%

Real estate taxes and insurance expenses	8,509	8,927	(4.7)%	26,693	27,782	(3.9)%
Other property operating and maintenance expenses	15,575	15,186	2.6%	43,162	45,098	(4.3)%

Total property operating and maintenance expenses (excluding depreciation and amortization) (1)	24,084	24,113	(0.1)%	69,855	72,880	(4.2)%

Same store net operating income	$32,277	$35,845	(10.0)%	$101,491	$104,984	(3.3)%

Capital expenditures (2)
Annually recurring:
Carpet	$846	$805	5.1%	$2,097	$2,046	2.5%
Other	1,157	1,499	(22.8)%	5,283	4,448	18.8%

Total annually recurring (3)	2,003	2,304	(13.1)%	7,380	6,494	13.6%
Periodically recurring (3)	9,069	1,648	450.3%	24,244	4,517	436.7%

Total capital expenditures (A)	$11,072	$3,952	180.2%	$31,624	$11,011	187.2%

Total capital expenditures per unit (A ÷ 14,921 units)	$742	$265	180.0%	$2,119	$738	187.1%

Average monthly rental rate per unit (4)	$1,253	$1,326	(5.5)%	$1,283	$1,326	(3.2)%

(1)

Beginning in the fourth quarter of 2008, other property operating and maintenance expenses include certain expenses reclassified from corporate property management expenses for all periods presented. The reclassified operating expenses relate primarily to relief and preventative maintenance engineers, collections personnel, certain property related advertising and property level performance based awards.

(2)

See Table 3 on page 26 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(3)

Periodically recurring expenditures included $8,768 and $22,296 for the three and nine months ended September 30, 2009, respectively, related to the Company’s exterior remediation project. Periodically recurring expenditures included $44 and $512 for the three months and $623 and $1,476 for the nine months ended September 30, 2009 and 2008, respectively, related to the Company’s “resident design center” program.

(4)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 24 for further information.

Same Store Operating Results by Market –

Comparison of Third Quarter of 2009 to Third Quarter of 2008

(Increase (decrease) from same period in prior year)

	Three months ended September 30, 2009							Nine months ended September 30, 2009
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy

Atlanta	(6.9)%		4.0%		(15.0)%		(1.1)%	(4.1)%		0.4%		(7.4)%		(1.2)%
Dallas	(8.6)%		0.1%		(15.4)%		(2.1)%	(5.0)%		(9.4)%		(1.3)%		(1.1)%
Washington, DC	(2.0)%		(2.6)%		(1.6)%		(0.1)%	(1.3)%		(2.2)%		(0.8)%		0.1%
Tampa	(3.3)%		(10.8)%		2.0%		1.3%	(2.4)%		(9.9)%		3.2%		2.0%
Charlotte	(11.5)%		3.9%		(19.0)%		(0.2)%	(8.5)%		(4.9)%		(10.4)%		(1.8)%
New York	(9.0)%		28.3%		(24.5)%		(3.0)%	(4.7)%		9.5%		(11.6)%		(2.5)%
Houston	(1.9)%		(11.9)%		6.8%		(0.1)%	(0.3)%		(8.5)%		7.1%		(0.8)%
Austin	(7.2)%		(2.7)%		(10.8)%		(2.0)%	(4.1)%		(5.5)%		(2.9)%		(2.6)%
Orlando	(1.8)%		(6.5)%		1.9%		1.4%	(0.8)%		(2.6)%		0.7%		4.3%

Total	(6.0)%		(0.1)%		(10.0)%		(0.7)%	(3.7)%		(4.2)%		(3.3)%		(0.4)%

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

		% of NOI	Average Economic Occupancy (1)		Average Economic Occupancy (1)		Physical	Average Rental Rate Per Unit Three Months
	Apartment	Three months ended September 30,	Three months ended September 30,		Nine months ended September 30,		Occupancy at September 30,	Ended September 30,
Market	Units	2009	2009	2008	2009	2008	2009 (2)	2009 (3)
Atlanta	4,242	22.7%	94.6%	95.7%	93.8%	95.0%	95.4%	$1,073
Dallas	3,429	17.4%	93.3%	95.4%	93.6%	94.7%	93.2%	1,047
Washington, DC	1,905	20.3%	94.7%	94.8%	94.5%	94.4%	95.2%	1,780
Tampa	1,877	13.3%	96.7%	95.4%	95.6%	93.6%	95.8%	1,180
Charlotte	1,388	8.3%	94.7%	94.9%	92.2%	94.0%	93.2%	1,055
New York	337	6.3%	92.8%	95.8%	92.8%	95.3%	92.9%	3,730
Houston	837	5.5%	93.4%	93.5%	92.4%	93.2%	91.0%	1,247
Austin	308	2.0%	94.9%	96.9%	93.0%	95.6%	91.2%	1,296
Orlando	598	4.2%	95.7%	94.3%	95.2%	90.9%	94.6%	1,307

Total	14,921	100.0%	94.5%	95.2%	93.9%	94.3%	94.3%	$1,253

(1)

The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 93.4% and 94.1% for the three months and 92.6% and 93.1% for the nine months ended September 30, 2009 and 2008, respectively. For the three months ended September 30, 2009 and 2008, net concessions were $423 and $507, respectively, and employee discounts were $186 and $207, respectively. For the nine months ended September 30, 2009 and 2008, net concessions were $1,589 and $1,588, respectively, and employee discounts were $579 and $619, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
(3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 24 for further information.

Same Store Sequential Comparison

	Three months ended		% Change
	September 30, 2009	June 30, 2009

Rental and other revenues	$56,361	$57,292	(1.6)%

Real estate taxes and insurance expenses	8,509	8,962	(5.1)%
Other property operating and maintenance expenses	15,575	13,740	13.4%

Total property operating and maintenance expenses (excluding depreciation and amortization)	24,084	22,702	6.1%

Same store net operating income (1)	$32,277	$34,590	(6.7)%

Average economic occupancy	94.5%	93.4%	1.1%

Average monthly rental rate per unit	$1,253	$1,287	(2.6)%

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market –

Comparison of Third Quarter of 2009 to Second Quarter 2009

(Increase (decrease) between periods)

							Average Economic
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Occupancy

Atlanta	(2.6)%		12.8%		(13.5)%		1.2%
Dallas	(2.0)%		10.7%		(11.3)%		0.3%
Washington, DC	(0.2)%		3.5%		(2.2)%		0.2%
Tampa	(0.8)%		(8.8)%		4.7%		2.3%
Charlotte	(1.6)%		6.8%		(6.3)%		3.5%
New York	(4.6)%		19.1%		(16.4)%		(0.6)%
Houston	0.1%		2.5%		(1.6)%		1.5%
Austin	0.8%		5.9%		(3.4)%		3.4%
Orlando	(1.1)%		(13.4)%		9.9%		0.5%

Total	(1.6)%		6.1%		(6.7)%		1.1%

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

POST PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share or unit data)

	September 30, 2009	December 31, 2008
	(Unaudited)
Assets
Real estate assets
Land	$278,788	$258,593
Building and improvements	1,947,224	1,802,496
Furniture, fixtures and equipment	225,688	205,221
Construction in progress	53,375	138,496
Land held for future investment	82,047	81,555

	2,587,122	2,486,361
Less: accumulated depreciation	(605,694)	(553,814)
Condominiums, for-sale and under construction	101,625	65,507
Assets held for sale, net of accumulated depreciation of $0 and $42,379 at September 30, 2009 and December 31, 2008	16,873	85,097

Total real estate assets	2,099,926	2,083,151
Investments in and advances to unconsolidated real estate entities	8,524	39,300
Cash and cash equivalents	123,498	75,472
Restricted cash	11,029	10,164
Deferred charges, net	9,056	10,278
Other assets	28,678	34,290

Total assets	$2,280,711	$2,252,655

Liabilities and shareholders’ equity
Indebtedness	$1,056,499	$1,112,913
Accounts payable and accrued expenses	94,546	93,175
Investments in unconsolidated real estate entities	54,649	15,985
Dividend and distribution payable	9,726	8,888
Accrued interest payable	10,908	5,493
Security deposits and prepaid rents	15,891	15,941

Total liabilities	1,242,219	1,252,395

Redeemable common units	3,498	4,410

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference	9	9
$50 per share, 900 shares issued and outstanding
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference
$25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
48,448 and 44,222 shares issued and 48,448 and 44,222 shares outstanding at September 30, 2009 and December 31, 2008, respectively	484	442
Additional paid-in-capital	958,694	886,643
Accumulated earnings	77,804	105,300
Accumulated other comprehensive income (loss)	-	(1,819)

	1,037,011	990,595
Less common stock in treasury, at cost, 87 and 80 shares at September 30, 2009 and December 31, 2008, respectively	(3,048)	(2,965)

Total Company shareholders’ equity	1,033,963	987,630
Noncontrolling interests - consolidated real estate entities	1,031	8,220

Total equity	1,034,994	995,850

Total liabilities and equity	$2,280,711	$2,252,655

POST PROPERTIES, INC.

DEBT SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

Summary of Outstanding Debt at September 30, 2009 - Consolidated

			Weighted Average Rate (1)
		Percentage	September 30,
Type of Indebtedness	Balance	of Total	2009	2008
Unsecured fixed rate senior notes	$360,142	34.1%	6.4%	6.4%
Secured fixed rate notes	688,204	65.1%	5.8%	5.3%
Secured variable rate notes	-	0.0%	-	6.7%
Unsecured lines of credit	-	0.0%	-	3.2%
Secured variable rate construction note	8,153	0.8%	1.7%	-

	$1,056,499	100.0%	6.0%	5.7%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (2) (3)
Total fixed rate debt	$1,048,346	99.2%	5.3
Total variable rate debt	8,153	0.8%	1.8

Total debt	$1,056,499	100.0%	5.3

Debt Maturities – Consolidated and Unconsolidated

	Consolidated		Unconsolidated Entities
Aggregate debt maturities by year	Amount	Weighted Average Rate on Debt Maturities (1)	Amount		Company Share	Weighted Average Rate on Debt Maturities (1)
Remainder of 2009	$391	5.8%	$-		$-	0.0%
2010	102,120	7.7%	-		-	0.0%
2011	59,637	5.3%	47,367	(3)	47,367	1.7%
2012	104,381	5.5%	-		-	0.0%
2013	206,515	6.1%	79,772		27,920	5.8%
Thereafter	583,455	5.8%	126,723		31,681	5.7%

	$1,056,499	6.0%	$253,863		$106,969	4.3%

Debt Statistics

	Nine months ended
	September 30,
	2009	2008
Interest coverage ratio (4)(5)	2.3x	2.3x
Fixed charge coverage ratio (4)(6)	2.1x	2.0x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	41.5%	39.3%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	44.8%	42.7%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at September 30, 2008 are based on the debt outstanding at that date.
(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
(3)	Amount represents the outstanding balance of the condominium portion of the total construction loan outstanding on the Company’s mixed-use development. See page 18 for further discussion.
(4)	Calculated for the nine months ended September 30, 2009 and 2008.
(5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate and investment sales, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 26.

(6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate and investment sales, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 26.

(7)	A computation of the debt ratios is included in Table 5 on page 27.

POST PROPERTIES, INC.

DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

As of
Covenant requirement (1)	September 30, 2009
Consolidated Debt to Total Assets cannot exceed 60%	37%
Secured Debt to Total Assets cannot exceed 40%	24%
Total Unencumbered Assets to Unsecured Debt must beat least 1.5/1	5.4x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.4x

(1)       A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

Ratio of Consolidated Debt to Total Assets
As of
September 30, 2009
Consolidated debt, per balance sheet (A)	$1,056,499

Total assets, as defined (B) (Table A)	$2,877,349

Computed ratio (A÷B)	37%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$696,357

Computed ratio (C÷B)	24%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,056,499
Total secured debt (C)	(696,357)

Total unsecured debt (D)	$360,142

Total unencumbered assets, as defined (E) (Table A)	$1,940,479

Computed ratio (E÷D)	5.4x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized) (2)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$138,804

Annual Debt Service Charge, as defined (G) (Table B)	$57,021

Computed ratio (F÷G)	2.4x

Required minimum ratio	1.5x

(2)       The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2009 results for comparison and presentation purposes. The computations using annual financial data also reflect compliance with the debt covenants.

POST PROPERTIES, INC.

DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
September 30, 2009
Total real estate assets	$2,099,926
Add:
Investments in and advances to unconsolidated real estate entities	8,524
Accumulated depreciation	605,694
Other tangible assets	163,205

Total assets for public debt covenant computations	2,877,349
Less:
Encumbered real estate assets	(936,870)

Total unencumbered assets for public debt covenant computations	$1,940,479

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge (Annualized) (1)

Nine months ended
Consolidated income available for debt service	September 30, 2009
Net loss	$(2,558)
Add:
Non-cash impairment charge - unconsolidated entity	74,733
Non-cash impairment charge - consolidated entities	9,658
Depreciation	54,388
Depreciation (company share) of assets held in unconsolidated entities	1,052
Amortization of deferred financing costs	2,342
Interest expense	39,397
Interest expense (company share) of assets held in unconsolidated entities	2,592
Interest expense of discontinued operations	777
Income tax expense	629
Other non-cash expenses	3,193
Less:
Net gain on early extinguishment of indebtedness	(819)
Gains on sales of real estate assets - discontinued operations	(79,366)
Gains on sales of real estate assets, net	(1,041)
Other non-cash income	(874)

Consolidated income available for debt service	$104,103

Consolidated income available for debt service (annualized)	$138,804

Annual debt service charge
Consolidated interest expense	$39,397
Interest expense (company share) of assets held in unconsolidated entities	2,592
Interest expense of discontinued operations	777

Debt service charge	$42,766

Debt service charge (annualized)	$57,021

(1)        The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2009 results for comparison and presentation purposes. The computations using annual financial data also reflect compliance with the debt covenants.

POST PROPERTIES, INC.

SUMMARY OF APARTMENT COMMUNITIES UNDER CONSTRUCTION AND IN LEASE-UP

AND LAND HELD FOR FUTURE INVESTMENT AND SALE

($ in millions)

Apartment Communities Under Construction and in Lease-up

Community	Location	Number of Units	Retail Sq. Ft.	Estimated Cost	Costs Incurred as of 9/30/09	Quarter of Const. Start	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (1)	Units Leased (2)

Post Eastside™	Dallas, TX	435	37,900	$57.9	$55.7	4Q 2006	2Q 2008	2Q 2010	335
Post Sierra at Frisco Bridges™	Dallas, TX	269	29,000	42.1	39.3	3Q 2007	2Q 2009	3Q 2010	124
Post Park®	Wash. DC	396	1,700	84.7	75.3	4Q 2007	2Q 2009	4Q 2010	113
Post West Austin™	Austin, TX	329	-	53.2	51.7	4Q 2007	2Q 2009	3Q 2010	99

Total		1,429	68,600	$237.9	$222.0				671

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.
(2)	As of October 26, 2009.

Land Held for Future Investment and Sale

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all or that land held for sale will be sold.

Land Held for Future Investment:

Project	Metro Area	Carrying Value At Sept. 30, 2009 (in thousands)	Estimated Usable Acreage

Alexander	Atlanta, GA	$6,652	2.5
Allen Plaza	Atlanta, GA	19,016	5.6
South Lamar	Austin, TX	4,942	4.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Midtown Square III	Houston, TX	3,502	1.6
Richmond	Houston, TX	4,420	2.1
Baldwin Park	Orlando, FL	9,841	13.5
Wade	Raleigh, NC	10,951	31.4
Soho Square	Tampa, FL	5,168	4.1
Carlyle Square II	Washington, D.C.	12,075	2.4

Total Land Held for Future Investment (1)		$82,047	72.6

Land Held for Sale:

Project	Metro Area	Carrying Value At Sept. 30, 2009 (in thousands)	Estimated Usable Acreage

Millennium	Atlanta, GA	$2,774	1.0
Spring Hill	Atlanta, GA	2,023	9.1
Wade	Raleigh, NC	8,626	49.1
Citrus Park	Tampa, FL	3,450	17.7

Total Land Held for Sale (2)		$16,873	76.9

(1)	The carrying value of land held for future investment at September 30, 2009 has been written-down to reflect previously recorded impairments totaling $72,171 in 2008.
(2)	The carrying value of land held for sale at September 30, 2009 has been written-down to reflect previously recorded impairments of $15,660 in 2008.

POST PROPERTIES, INC.

SUMMARY OF CONDOMINIUM PROJECTS

(Dollars in thousands)

									Units (2)
Project	Location	Year Completed	Sale Start Date	Quarter of First Available Units	Average Unit Sq. Ft. (1)	Book Value as of 9/30/09		Remaining Construction Costs as of 9/30/09	Total	Closed	Under Contract	Available for Sale
Completed Condominium Conversion Projects
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	N/A	1,036	$654		N/A	206	196	10	-
RISETM	Houston, TX	2000	Q2 2006	N/A	1,407	1,926		N/A	143	127	3	13
Completed Condominium Development Projects
Mercer Square™	Dallas, TX	2007	3Q2007	N/A	1,094	2,096		N/A	85	85	-	-
Condominium Development Projects Under Construction
The Ritz-Carlton Residences, Atlanta, Buckhead (3)	Atlanta, GA	N/A	N/A	1Q 2010	1,903	18,712	(7)	$22,951	129	-	-	129
Four Seasons Residences	Austin, TX	N/A	N/A	1Q 2010	1,969	96,948		36,552	148	-	72	76

						$120,336		$59,503	711	408	85	218

Financial Summary – Aggregate Condominium Activity

	Three months ended September 30, 2009			Three months ended September 30, 2008			Nine months ended September 30, 2009			Nine months ended September 30, 2008
Project	Units Closed	Gross Revenues	Gain on Sale (5)(6)	Units Closed	Gross Revenues	Gain on Sale (5)(6)	Units Closed	Gross Revenues	Gain on Sale (5)(6)	Units Closed	Gross Revenues	Gain on Sale (5)(6)
Completed Condominium Conversion Projects
Harbour Place City Homes™	6	$1,105	$573	1	$230	$(290)	27	$5,064	$1,913	12	$2,735	$(23)
RISETM	12	3,464	787	11	2,298	146	22	6,327	597	25	6,626	(31)
Completed Condominium Development Projects
The Condominiums at Carlyle Square™ (4)	-	-	-	8	3,342	335	-	-	-	30	11,260	1,918
Mercer Square™	9	1,997	(22)	10	2,758	440	15	3,388	(978)	23	6,355	925

	27	6,566	1,338	30	8,628	631	64	14,779	1,532	90	26,976	2,789
Other	-	-	(44)	-	5	(155)	-	9	(266)	-	5	(562)

Total	27	$6,566	$1,294	30	$8,633	$476	64	$14,788	$1,266	90	$26,981	$2,227

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.
(2)	Unit status is as of October 26, 2009. There can be no assurance that condominium units under contract will close.
(3)

The amounts reflected for this project represent the condominium portion of a mixed-use development currently being developed in an entity owned with other third-party developers. The condominium portion of the project is owned through a joint venture with an Atlanta-based condominium development partner and is branded as The Ritz-Carlton Residences, Atlanta, Buckhead. See footnote 2 on page 18 for further information concerning this venture.

(4)	Final condominium closings occurred in 2008 at this community.
(5)

For conversion projects, the Company recognizes accounting gains under GAAP to the extent that net sales proceeds from the sale of condominium units exceed the Company’s net GAAP basis and related expenses. For FFO purposes, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price”. The transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(6)

For co-investment projects, amounts exclude noncontrolling interests of $12 and $29 for the three and nine months ended September 30, 2008, respectively. Amounts above exclude an income tax provision of $225 for the three and nine months ended September 30, 2009. There was no income tax provision for the three and nine months ended September 30, 2008 attributable to gains (losses) on condominium sales.

(7)

The carrying value of The Ritz-Carlton Residences, Atlanta, Buckhead located at 3630 Peachtree in Atlanta, Georgia was written down to reflect an impairment charge (including non-controlling joint venture interests) of $74,733 in the second quarter of 2009.

POST PROPERTIES, INC.

COMMUNITY ACQUISITION AND DISPOSITION SUMMARY

Property Name/Period	Location	Units	Year Built	Gross Amount Per Unit	Gross Amount

Acquisitions

2008
None

2009
None

Dispositions

Q1 2008
Post Wilson™	Dallas, TX	143	1999	$ 138,811	$19,850,000

Q3 2008
Post Oglethorpe®	Atlanta, GA	250	1994	$ 154,000	38,500,000

Q4 2008
Post Woods®	Atlanta, GA	494	1977-1983	$ 106,781	52,750,000
Post Lenox Park®	Atlanta, GA	206	1995	$ 110,194	22,700,000

2008 YTD Total					$133,800,000

Average Cap Rate – Dispositions – 2008					6.1%	(1)

Q2 2009
Post Dunwoody®	Atlanta, GA	530	1989-1996	$ 89,434	$47,400,000

Q3 2009
Post Forest®	Washington, D.C.	364	1990	$ 157,967	57,500,000
Post Ridge®	Atlanta, GA	434	1998	$ 103,226	44,800,000

2009 YTD Total					$149,700,000

Average Cap Rate – Dispositions – 2009					7.6%	(1)

(1)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

POST PROPERTIES, INC.

CAPITALIZED COSTS SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three and nine months ended September 30, 2009 and 2008 is detailed below.

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Development and acquisition expenditures (1)	$26,047	$35,893	$112,554	$116,506
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	251	4,603	3,754	12,554
Other community additions and improvements (3) (6)	9,467	1,783	28,004	5,114
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,492	2,953	8,799	8,592
Corporate additions and improvements	48	191	174	613

	$38,305	$45,423	$153,285	$143,379

Other Data
Capitalized interest	$3,183	$2,875	$9,780	$9,546

Capitalized development and associated costs (5)	$766	$1,247	$3,265	$4,575

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.
(6)	Periodically recurring expenditures includes $8,978 and $22,506 for the three and nine months ended September 30, 2009, respectively, related to the Company’s exterior remediation project.

POST PROPERTIES, INC.

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(Dollars in thousands, except per share or unit data)

(Unaudited)

Apartments and Condominium Development Communities

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%
3630 Peachtree South Tower (2)	Atlanta, GA	Mixed-Use	129	49%

Financial Data
	As of September 30, 2009						Three months ended September 30, 2009				Nine months ended September 30, 2009
Joint Venture Property	Gross Investment in Real Estate (9)	Mortgage/ Construction Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Earnings	Mgmt. Fees & Other		Entity NOI	Company’s Equity in Earnings	Mgmt. Fees & Other
Post Collier Hills® (1)	$54,675	$39,565	(4)	$12,750	$(4,158)	(1)	$652	$(12)			$2,105	$6
Post Crest® (1)	63,959	46,159	(4)	14,576	(6,581)	(1)	598	(53)			1,982	(104)
Post Lindbergh® (1)	60,310	41,000	(5)	17,562	(3,969)	(1)	621	(34)			2,120	(32)
Post Biltmore™	36,361	29,272	(6)	1,157	2,220		582	(17)			1,814	(22)
Post Massachusetts Avenue™	69,525	50,500	(7)	9,029	6,304		1,567	206			4,812	675
3630 Peachtree South Tower (2)	110,832	112,483	(8)	(21,753)	(39,941)	(3)	(95)	(121)			(471)	(75,100)

Total	$395,662	$318,979		$33,321	$(46,125)		$3,925	$(31)	$208	(10)	$12,362	$(74,577)	$630	(10)

(1)

In 2007, the Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)

The mixed-use project (the “Master JV”) consists of 129 luxury for-sale condominiums to be marketed as The Ritz-Carlton Residences, Atlanta, Buckhead (sponsored through a joint venture between the Company and a private condominium developer; the “Condo JV”) and approximately 425,000 square feet of Class A office space (sponsored through a joint venture between an office REIT and a private office developer). The Condo JV owns an approximate 49% pro-rata interest in the Master JV accounted for on the equity method, representing the condominium portion of the project. Due to its majority ownership of the Condo JV, the Company consolidates that entity on its consolidated balance sheet. The Company’s share of gross real estate assets and construction notes payable at September 30, 2009 was $18,712 and $47,367, respectively. See page 15 for further information regarding the for-sale condominium portion of the project.

(3)

The Company’s credit investment results from a non-cash impairment charge of $68,219, net of the allocable loss to the noncontrolling joint venture interest in the entity of $6,514, for the nine months ended September 30, 2009 to write down its investment to fair value. The credit investment is reflected in consolidated liabilities on the Company’s balance sheet.

(4)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.
(5)	This note bears interest at a fixed rate of 5.71% and matures in 2017.
(6)	This note bears interest at a fixed rate of 5.83% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.
(7)	This note bears interest at a fixed rate of 5.82% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.
(8)	At September 30, 2009, $112,483 was outstanding under a $178,840 construction loan facility bearing interest at a variable rate of LIBOR plus 1.35% and which matures in 2011.
(9)	Represents GAAP basis net book value plus accumulated depreciation.
(10)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.

POST PROPERTIES, INC.

NET ASSET VALUE SUPPLEMENTAL INFORMATION

(Dollars in thousands, except per share or unit data)

(Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents below NOI for the quarter ended September 30, 2009 for properties stabilized by July 1, 2009 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by July 1, 2009 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Financial Data

(In thousands)

Income Statement Data	Three months ended September 30, 2009	Adjustments		As Adjusted
Rental revenues	$65,067	$(3,366)	(1)	$61,701
Other property revenues	4,023	(230)	(1)	3,793

Total rental and other revenues (A)	69,090	(3,596)		65,494
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	33,908	(6,321)	(1)	27,587

Property net operating income (Table 1) (A-B)	$35,182	$2,725		$37,907

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(1,965)
Assumed property capital expenditure reserve ($300 per unit per year based on 16,511 units)				(1,238)

Adjusted property net operating income				$34,704

Annualized property net operating income (C)				$138,816

Apartment units represented (D)	19,864	(3,353)	(1)	16,511

Other Asset Data	As of September 30, 2009	Adjustments		As Adjusted
Cash & equivalents	$123,498	$-		$123,498
Real estate assets under construction, lease-up, conversion or rehabilitation, at cost (2)	53,375	249,625	(2)	303,000
Land held for future investment	82,047	-		82,047
Condominiums, for-sale and under construction	101,625	-		101,625
Assets held for sale	16,873	-		16,873
Investments in and advances to unconsolidated real estate entities (3)	8,524	(8,524)	(3)	-
Restricted cash and other assets	39,707	-		39,707
Cash & other assets of unconsolidated apartment entities (4)	6,553	(4,638)	(4)	1,915

Total (E)	$432,202	$236,463		$668,665

Other Liability Data
Indebtedness	$1,056,499	$-		$1,056,499
Investments in unconsolidated real estate entities (3)	54,649	(14,708)	(3)	39,941
Other liabilities (including noncontrolling interests) (5)	132,102	(14,570)	(5)	117,532
Total liabilities of unconsolidated apartment entities (6)	209,969	(149,369)	(6)	60,600

Total (F)	$1,453,219	$(178,647)		$1,274,572

Other Data

	As of September 30, 2009
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$95,000

Common shares outstanding	48,448
Common units outstanding	180

Total (H)	48,628	$18.00	$875,304

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$1,576,211

Implied Portfolio Capitalization Rate (C÷I)			8.8%

Implied market value of Company gross real estate assets per unit (I÷D)			$95.5

(1)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended September 30, 2009 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction, lease-up, conversion, or rehabilitation	$(3,341)	$(276)	$(2,248)	(2,097)
Corporate property management expenses	-	-	(2,602)	-
Company share of unconsolidated entities	1,943	139	778	(1,256)
Corporate apartments and other	(1,968)	(93)	(2,249)	-

	$(3,366)	$(230)	$(6,321)	(3,353)

(2)

The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value for communities under rehabilitation during the third quarter of 2009.

(3)

The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets, as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above. The “As Adjusted” liability amount represents the consolidated credit investment in 3630 Peachtree South Tower (i.e., The Ritz-Carlton Residences, Atlanta, Buckhead).

(4)

The “As of September 30, 2009” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

(5)

The “As of September 30, 2009” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents, and noncontrolling interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(6)

The “As of September 30, 2009” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partner’s respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

POST PROPERTIES, INC.

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

(Dollars in thousands, except per share or unit data)

(Unaudited)

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, non-cash income (loss) related to mark-to-market of interest rate swap agreements, non-cash debt extinguishment costs and strategic review costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

Average Economic Occupancy - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures

Table 1

Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(Dollars in thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 30, 2009	September 30, 2008	June 30, 2009	September 30, 2009	September 30, 2008
Total same store NOI	$32,277	$35,845	$34,590	$101,491	$104,984
Property NOI from other operating segments	2,905	1,668	1,593	6,128	2,727

Consolidated property NOI	35,182	37,513	36,183	107,619	107,711

Add (subtract):
Interest income	49	96	23	187	367
Other revenues	298	261	277	801	735
Depreciation	(18,787)	(14,980)	(18,009)	(54,388)	(45,290)
Interest expense	(12,978)	(12,340)	(12,241)	(39,397)	(34,375)
Amortization of deferred financing costs	(726)	(869)	(682)	(2,342)	(2,579)
General and administrative	(3,892)	(3,859)	(3,964)	(12,265)	(13,344)
Investment and development	(1,096)	(1,509)	(793)	(2,886)	(4,173)
Other investment costs	(697)	(463)	(646)	(1,996)	(962)
Strategic review costs	-	-	-	-	(8,161)
Impairment, severance and other charges	(391)	(5,002)	(9,658)	(10,049)	(34,302)
Gains (losses) on sales of real estate assets, net	1,069	476	232	1,041	2,227
Equity in income (loss) of unconsolidated real estate entities	(31)	260	(74,656)	(74,577)	1,081
Other income (expense), net	(472)	535	50	637	427
Net gain (loss) on early extinguishment of indebtedness	-	-	(79)	819	-

Income (loss) from continuing operations	(2,472)	119	(83,963)	(86,796)	(30,638)
Income from discontinued operations	54,861	27,344	26,768	84,238	35,691

Net income (loss)	$52,389	$27,463	$(57,195)	$(2,558)	$5,053

Table 2

Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(Dollars in thousands)

	Three months ended			Q3 ‘09 vs. Q3 ‘08 % Change	Q3 ‘09 vs. Q2 ‘09 % Change	Q3 ‘09 % Same Store NOI
	September 30, 2009	September 30, 2008	June 30, 2009
Rental and other revenues
Atlanta	$14,040	$15,075	$14,422	(6.9)%	(2.6)%
Dallas	10,766	11,784	10,982	(8.6)%	(2.0)%
Washington, D.C.	10,192	10,400	10,215	(2.0)%	(0.2)%
Tampa	6,908	7,141	6,966	(3.3)%	(0.8)%
Charlotte	4,371	4,937	4,443	(11.5)%	(1.6)%
New York	3,467	3,809	3,634	(9.0)%	(4.6)%
Houston	3,074	3,134	3,072	(1.9)%	0.1%
Austin	1,206	1,299	1,196	(7.2)%	0.8%
Orlando	2,337	2,379	2,362	(1.8)%	(1.1)%

Total rental and other revenues	56,361	59,958	57,292	(6.0)%	(1.6)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	6,720	6,461	5,958	4.0%	12.8%
Dallas	5,147	5,143	4,650	0.1%	10.7%
Washington, D.C.	3,647	3,746	3,524	(2.6)%	3.5%
Tampa	2,614	2,930	2,866	(10.8)%	(8.8)%
Charlotte	1,696	1,633	1,588	3.9%	6.8%
New York	1,436	1,119	1,206	28.3%	19.1%
Houston	1,290	1,464	1,259	(11.9)%	2.5%
Austin	573	589	541	(2.7)%	5.9%
Orlando	961	1,028	1,110	(6.5)%	(13.4)%

Total	24,084	24,113	22,702	(0.1)%	6.1%

Net operating income
Atlanta	7,320	8,614	8,464	(15.0)%	(13.5)%	22.7%
Dallas	5,619	6,641	6,332	(15.4)%	(11.3)%	17.4%
Washington, D.C.	6,545	6,654	6,691	(1.6)%	(2.2)%	20.3%
Tampa	4,294	4,211	4,100	2.0%	4.7%	13.3%
Charlotte	2,675	3,304	2,855	(19.0)%	(6.3)%	8.3%
New York	2,031	2,690	2,428	(24.5)%	(16.4)%	6.3%
Houston	1,784	1,670	1,813	6.8%	(1.6)%	5.5%
Austin	633	710	655	(10.8)%	(3.4)%	2.0%
Orlando	1,376	1,351	1,252	1.9%	9.9%	4.2%

Total same store NOI	$32,277	$35,845	$34,590	(10.0)%	(6.7)%	100.0%

Average rental rate per unit
Atlanta	$1,073	$1,152	$1,114	(6.9)%	(3.6)%
Dallas	1,047	1,108	1,078	(5.5)%	(2.9)%
Washington, D.C.	1,780	1,819	1,787	(2.1)%	(0.4)%
Tampa	1,180	1,250	1,214	(5.6)%	(2.8)%
Charlotte	1,055	1,188	1,108	(11.2)%	(4.8)%
New York	3,730	3,911	3,843	(4.6)%	(2.9)%
Houston	1,247	1,266	1,263	(1.5)%	(1.2)%
Austin	1,296	1,351	1,325	(4.1)%	(2.2)%
Orlando	1,307	1,417	1,339	(7.8)%	(2.4)%
Total average rental rate per unit	1,253	1,326	1,287	(5.5)%	(2.6)%

Table 2 (con’t)

Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(Dollars in thousands)

	Nine months ended
	September 30, 2009	September 30, 2008	% Change
Rental and other revenues
Atlanta	$42,981	$44,831	(4.1)%
Dallas	32,937	34,677	(5.0)%
Washington, D.C.	30,529	30,930	(1.3)%
Tampa	20,904	21,424	(2.4)%
Charlotte	13,391	14,633	(8.5)%
New York	10,775	11,302	(4.7)%
Houston	9,208	9,235	(0.3)%
Austin	3,616	3,770	(4.1)%
Orlando	7,005	7,062	(0.8)%

Total rental and other revenues	171,346	177,864	(3.7)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	18,743	18,661	0.4%
Dallas	14,351	15,846	(9.4)%
Washington, D.C.	10,756	11,003	(2.2)%
Tampa	8,311	9,223	(9.9)%
Charlotte	4,859	5,112	(4.9)%
New York	4,062	3,710	9.5%
Houston	4,005	4,377	(8.5)%
Austin	1,675	1,772	(5.5)%
Orlando	3,093	3,176	(2.6)%

Total	69,855	72,880	(4.2)%

Net operating income
Atlanta	24,238	26,170	(7.4)%
Dallas	18,586	18,831	(1.3)%
Washington, D.C.	19,773	19,927	(0.8)%
Tampa	12,593	12,201	3.2%
Charlotte	8,532	9,521	(10.4)%
New York	6,713	7,592	(11.6)%
Houston	5,203	4,858	7.1%
Austin	1,941	1,998	(2.9)%
Orlando	3,912	3,886	0.7%

Total same store NOI	$101,491	$104,984	(3.3)%

Average rental rate per unit
Atlanta	$1,107	$1,149	(3.7)%
Dallas	1,073	1,102	(2.6)%
Washington, D.C.	1,789	1,813	(1.3)%
Tampa	1,208	1,277	(5.4)%
Charlotte	1,105	1,187	(6.9)%
New York	3,837	3,894	(1.5)%
Houston	1,259	1,248	0.9%
Austin	1,322	1,334	(0.9)%
Orlando	1,340	1,443	(7.1)%
Total average rental rate per unit	1,283	1,326	(3.2)%

Table 3

Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(Dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Annually recurring capital expenditures by operating segment
Fully stabilized	$2,003	$2,304	$7,380	$6,494
Communities stabilized during 2008	200	233	600	677
Development, rehabilitation and lease-up	134	93	339	305
Other segments	155	323	480	1,116

Total annually recurring capital expenditures per statements of cash flows	$2,492	$2,953	$8,799	$8,592

Periodically recurring capital expenditures by operating segment
Fully stabilized	$9,069	$1,648	$24,244	$4,517
Communities stabilized during 2008	157	5	163	53
Development, rehabilitation and lease-up	56	5	2,188	51
Other segments	185	125	1,409	493

Total periodically recurring capital expenditures per statements of cash flows (1)	$9,467	$1,783	$28,004	$5,114

(1)

For the three and nine months ended September 30, 2009, includes approximately $8,978 and $22,506, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project.

Table 4

Computation of Interest and Fixed Charge Coverage Ratios

(Dollars in thousands)

	Nine months ended September 30,
	2009	2008

Loss from continuing operations	$(86,796)	$(30,638)
Other non-cash expenses, net	2,319	2,905
Income tax expense	629	515
Gains on sales of real estate assets, net	(1,041)	(2,227)
Net gain on early extinguishment of indebtedness	(819)	-
Non-cash impairment charge - unconsolidated entity	74,733	-
Non-cash impairment charge - consolidated entities	9,658	28,947
Depreciation expense	54,388	45,290
Depreciation (company share) of assets held in unconsolidated entities	1,052	1,042
Interest expense	39,397	34,375
Interest expense (company share) of assets held in unconsolidated entities	2,592	2,185
Amortization of deferred financing costs	2,342	2,579

Income available for debt service (A)	$98,454	$84,973

Interest expense	$39,397	$34,375
Interest expense (company share) of assets held in unconsolidated entities	2,592	2,185

Interest expense for purposes of computation (B)	41,989	36,560
Dividends and distributions to preferred shareholders and unitholders	5,728	5,728

Fixed charges for purposes of computation (C)	$47,717	$42,288

Interest coverage ratio (A÷B)	2.3x	2.3x

Fixed charge coverage ratio (A÷C)	2.1x	2.0x

Table 5

Computation of Debt Ratios

(Dollars in thousands)

	As of September 30,
	2009	2008

Total real estate assets per balance sheet	$2,099,926	$2,123,061
Plus:
Company share of real estate assets held in unconsolidated entities	92,185	113,210
Company share of accumulated depreciation - assets held in unconsolidated entities	8,324	6,499
Accumulated depreciation per balance sheet	605,694	514,029
Accumulated depreciation on assets held for sale	-	86,383

Total undepreciated real estate assets (A)	$2,806,129	$2,843,182

Total debt per balance sheet	$1,056,499	$1,043,418
Plus:
Company share of third party debt held in unconsolidated entities	106,969	74,928

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,163,468	$1,118,346

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (B÷A)	41.5%	39.3%

Total debt per balance sheet	$1,056,499	$1,043,418
Plus:
Company share of third party debt held in unconsolidated entities	106,969	74,928
Preferred shares at liquidation value	95,000	95,000

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,258,468	$1,213,346

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	44.8%	42.7%

Table 6

Calculation of Company Undepreciated Book Value Per Share

(Dollars in thousands)

September 30, 2009

Total Company shareholders’ equity per balance sheet	$1,033,963
Plus:
Accumulated depreciation, per balance sheet	605,694
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	3,498
Less:
Deferred charges, net, per balance sheet	(9,056)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,539,099

Total common shares and units (B)	48,628

Company undepreciated book value per share (A÷B)	$31.65